Exhibit 5.1

February 10, 2021

Board of Directors

Limbach Holdings, Inc.

1251 Waterfront Place, Suite 201

Pittsburgh, PA 15222

Re:      Registration Statement on Form S-3

Lady and Gentlemen:

We have acted as special counsel to Limbach Holdings, Inc., a Delaware corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (as amended, the “Registration Statement”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the issuance, and sale, by the Company from time to time, pursuant to Rule 415 promulgated under the Securities Act, of up to $4,104,620.30 offering price of shares (the “Securities”) of the Company’s common stock, $0.0001 par value per share (“Common Stock”).

This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or any related applicable prospectus or prospectus supplement, as applicable, forming part of, or incorporated into, the Registration Statement (the”Prospectus”), other than as expressly stated herein with respect to the issue of the Securities.

In rendering the opinions set forth below, we examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinions. In rendering the opinions set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (a) the Second Amended and Restated Certificate of Incorporation of the Company, as in effect on the date hereof (the “Certificate of Incorporation”), (b) the Bylaws of the Company, as in effect on the date hereof (the “Bylaws” and, together with the Certificate of Incorporation, the “Organizational Documents”), (c) the Registration Statement, (d) resolutions of the Board of Directors of the Company (the “Board”) or pricing committee of the Board relating to, among other matters, the filing of the Registration Statement, and (e) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, that all parties to such documents had the power, corporate or other, to enter into and perform all obligations thereunder and all such documents have been duly authorized by all requisite action, corporate or other, and duly executed and delivered by all parties thereto. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or any other laws, or as to any matters of municipal law or the laws of any local agencies within the State of Delaware.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof when an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the applicable Prospectus and by such corporate action, and in total amounts and numbers of shares that do not exceed the respective total amounts and numbers of shares (a) available under the Certificate of Incorporation, and (b) authorized by the board of directors in connection with the offering contemplated by the applicable Prospectus, such shares of Common Stock will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion letter is limited to the matters stated herein, and no opinion may be implied or inferred beyond the matters expressly stated in this opinion letter. This opinion letter is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the prospectus forming a part of the Registration Statement under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any post-effective amendment to the Registration Statement with respect to the Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Cozen O'Connor PC

Cozen O'Connor PC